                                                                   Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


May 20, 1999


         We consent to the inclusion of our report dated May 12, 1999 on our audit of the balance sheet of Franklin Auto Trust 1999-1 as of May 12, 1999 in the Prospectus Supplement to the Prospectus dated May 14, 1999.



                                             /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                             PricewaterhouseCoopers LLP